EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77Q1:
  Exhibits
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Credit Suisse Warburg Pincus WorldPerks Money Market Fund, Inc.
(formerly Warburg, Pincus WorldPerks Money Market Fund, Inc.)
Registration No. 333-59801

EXHIBIT A:
SUB-ITEM 77Q1: Exhibits
(a) Amended By-Laws of
 Warburg, Pincus WorldPerks Money Market Fund, Inc.
Incorporated by reference to Registrant's filing on Form N-1A, Post-effective Amendment
No. 8 (Securities Act File No. 333-59801;
Investment Company Act File No. 811-08899), filed April 27, 2001.
Articles of Amendment of Warburg, Pincus
WorldPerks Money Market Fund, Inc.
Incorporated by reference to Registrant's filing on Form N-1A, Post-effective Amendment
No. 8 (Securities Act File No. 333-59801;
Investment Company Act File No. 811-08899), filed April 27, 2001.